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                                                                      EXHBIT 5.1

                                                                  July 15, 2002


SteelCloud, Inc.
1306 Squire Court
Sterling, VA 20166

Gentlemen:

         You have requested our opinion with respect to the offer and sale by SteelCloud, Inc., a Virginia corporation (the "Company"), pursuant to a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), of up to 1,200,000 shares of SteelCloud, Inc., par value $.001 per share (the "Common Stock") issuable upon exercise of stock options granted or available for grant under the Company's 1997 Amended Stock Option Plan and 2002 Stock Option Plan (the "Plan Shares").

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that the Plan Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the 1997 Amended Stock Option Plan and the 2002 Stock Option Plan will be duly and validly issued and fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                        Very truly yours,

                        /s/ GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS, LLP
                        --------------------------------------------------
                        Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP